Exhibit 99.1

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

Unaudited

(in thousands, except share data)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$14,606	$12,138
Investments	1,145	1,081
Trade accounts receivable	2,217	2,622
Inventory	3,249	3,310
Prepaid expenses	1,068	380
Purchase obligation put option asset	—	3,419
Other current assets	1,848	1,516
Total current assets	24,133	24,466
Property and equipment, net	3,197	2,389
Finance lease assets, net	1,225	1,518
Operating lease right of use assets, net	957	1,177
Other non-current assets	1,210	1,816
Total assets	$30,722	$31,366
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,108	$4,796
Accrued liabilities	3,351	3,243
Accrued interest	1,014	164
Deferred revenue and income, current	1,272	1,545
Current portion of convertible notes	726	726
Common warrant liability	3,035	—
Finance lease, current	685	583
Operating lease, current	940	977
Total current liabilities	16,131	12,034
Finance lease, non-current	81	262
Operating lease, non-current	328	570
Deferred income, non-current	1,110	1,122
Other non-current liabilities	1,197	1,164
Convertible notes, non-current	37,655	36,102
Total liabilities	$56,502	$51,254

Commitments and contingencies

Stockholders’ deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and no shares issued or outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value;
450,000,000 common shares authorized with 21,811,706 shares issued and outstanding on March 31, 2024 and 14,569,500 shares issued and outstanding on December 31, 2023	21	14
Contributed capital	702,971	694,634
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(683,087)	(668,857)
Accumulated other comprehensive loss	(618)	(612)
Total stockholders’ deficit	(25,780)	(19,888)
Total liabilities and stockholders’ deficit	$30,722	$31,366

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2024	2023
Net sales	$2,921	$2,812

Cost of sales	2,198	1,801
Gross profit	723	1,011

Costs and expenses:
Research and development	5,173	6,968
Sales, general and administrative	5,706	10,105
Total costs and expenses	10,879	17,073

Loss from operations	(10,156)	(16,062)

Other income (expense):
Interest expense	(2,450)	(418)
Interest expense related party	—	(1,013)
Loss on fair value instruments	(1,216)	—
Foreign currency exchange gain	19	233
Interest income	200	420
Other (expense) income, net	(627)	45
Total other expense, net	(4,074)	(733)

Net loss before income taxes	(14,230)	(16,795)
Provision for income taxes	—	—
Net loss	$(14,230)	$(16,795)

Basic and diluted net loss per share	$(0.74)	$(1.71)
Weighted average shares outstanding	19,216	9,830

Other comprehensive loss:
Net loss	$(14,230)	$(16,795)
Net unrealized loss on debt securities available-for-sale	—	24
Foreign currency translation adjustment	(6)	(255)
Comprehensive loss	$(14,236)	$(17,026)

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	(14,230)	(16,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	858	802
Provision for bad debts	19	—
Equity-based compensation	1,297	555
Amortization of debt discount and issuance costs	1,596	182
Amortization of debt discount related-party	—	572
Loss on disposal of property and equipment	71	11
Unrealized gain on equity investments	(53)	(50)
Units offering issuance cost	680	—
Loss on fair value adjustments	1,216	—
(Increase) decrease in assets:
Contributions to deferred compensation plan	(11)	—
Accounts receivable	386	(11)
Inventory	(85)	(140)
Prepaid expense and other	(448)	(239)
Increase (decrease) in liabilities:
Accounts payable	312	(977)
Accrued liabilities and other	(658)	1,945
Accrued interest	850	235
Accrued interest due to related-party	—	441
Deferred revenue and income	(285)	(79)
Deferred compensation	33	181
Net cash used in operating activities	(8,452)	(13,367)

Cash flows from investing activities:
Purchases of equipment	(513)	(12)
Maturities of marketable securities	—	8,221
Net cash (used in) provided by investing activities	(513)	8,209

Cash flows from financing activities:
Proceeds from issuance of Units to related party	2,050	—
Proceeds from issuance of Units	10,232	—
Units offering issuance cost	(764)	—
Payments on finance leases	(79)	(77)
Net cash provided by financing activities	11,439	(77)

Effect of exchange rate on cash	(6)	(262)

(Decrease) increase in cash and cash equivalents	2,468	(5,497)
Cash and cash equivalents, beginning of period	12,138	34,905
Cash and cash equivalents, end of period	$14,606	$29,408

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS (CONTINUED)

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2024	2023
Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$127	$71
Non-cash financing activities:
Net transfer of instruments from inventory to property and equipment	$43	$0
Accrued units offering issuance cost	$473	$0
Supplemental cash flow information:
Interest paid	$10	$0

See accompanying notes to condensed consolidated financial statements.